UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

January 3, 2006 Date of Report (Date of earliest event reported)

KLEENAIR SYSTEMS, INC.
(Exact Name of Registrant as specified in Charter)

Commission File No. 033-03362

Nevada	87-0431043
(State of Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

27121 Aliso Creek Road, Suite 120, Aliso Viejo, California	92656
(Address of Principal Executive Office)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (949) 831-1045

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 3, 2006, Robert Early & Company, PC, resigned as the principal accountant of Kleenair Systems, Inc., effective January 4, 2006. The resignation was solely attributable to the decision by Robert Early & Company, PC, to terminate the auditing and accounting portion of its practice. Kleenair has not yet selected a new principal accountant.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

16-1. Letter from Robert Early, CPA, regarding the Item 4.01 disclosure.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kleen Air Systems, Inc.

Date: January 03, 2006	By:	/s/ Lionel Simons
Lionel Simons
President and Director

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